EXHIBIT 99.1
PRESS RELEASE

William P. Foley, II, Cannae Holdings, Inc. and Other Third-Party Investors Intend to Invest in John Textor’s Eagle Football
~ William P. Foley, II, Cannae and other third-party investors intend to make an investment in Eagle Football, a planned global multi-club owner and operator of professional soccer teams ~
~ Foley and Cannae are working with Mr. Textor and other third-party investors in connection with Eagle Football’s contemplated acquisition of Olympique Lyonnais ~
Las Vegas, June 24 2022 -- Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) has signed a non-binding letter of intent to invest in John Textor’s Eagle Football Holdings LLC (“Eagle Football” or “Eagle”). Cannae, its legendary investor William P. Foley, II (“Foley”) and other third-party investors intend to each make an investment in Eagle Football in a form to be negotiated by all parties and subject to final documentation. The investment will be used to acquire soccer clubs and to further establish Eagle as a leading multi-club owner and operator of global football clubs and is being announced in connection with Eagle Football’s contemplated acquisition of a majority of the equity of Olympique Lyonnais Groupe SA (“Olympique Lyonnais”).

Eagle Football plans to own, operate, and invest in top-level European and global football clubs. Eagle Football envisions employing a multi-club ownership model that will include ownership interests of teams currently held by John Textor, including teams in the English Premier League, Brazilian Série A, and Belgium First Division 1B. Eagle Football will look to opportunistically acquire additional assets to create an unprecedented combination of top-level clubs that can collaborate for success on and off the field to deliver strong investment returns. Eagle Football clubs are expected to be strategically positioned in soccer’s most attractive regions and will allow for unique monetization opportunities across the teams, brands, and associated technologies.

William P. Foley, II, Chairman of Cannae and owner of the Vegas Golden Knights (NHL), Henderson Silver Knights (AHL) and Vegas Knight Hawks (IHL), commented, “We have spent a significant amount of time analyzing professional soccer in Europe and are excited to announce that we intend to invest with John Textor in Eagle Football. John has a unique vision of a multi-club football model and has already assembled some unique assets to contribute to Eagle Football with the opportunity to buy other attractive teams. John also has a differentiated view of how to monetize these assets to generate strong returns and we are excited for the opportunity to work with him.”

John Textor, Executive Chairman of Eagle Football, added, “Bill is a great partner with a long track record of success and experience building and running businesses. Bill also has tremendous experience developing professional sports franchises given his work founding and growing the Vegas Golden Knights’ NHL hockey team and bringing professional sports to Las Vegas. He will be instrumental in helping our management team further grow our model as we look at new opportunities, including Olympique Lyonnais, as well as develop the teams and ancillary revenue streams in order to monetize our unique assets and create value for our shareholders.”

Eagle Football Highlights

•Eagle Football is a planned leading owner and operator of clubs in the world’s most popular sport with an anticipated multi-club ownership model focused on historic, top-level clubs in major markets with globally engaged fan groups.
•Anticipated 40% ownership interest in Crystal Palace Football Club (“Crystal Palace”) based in London, England which competes in the English Premier League, the highest level of English Football. Established in 1861, Crystal Palace is the oldest league club in existence still playing professional football and is a founding member of both the Football Association and FA Cup.
•Anticipated 90% ownership interest in Botafogo de Futebol e Regatas (“Botafogo”) based in Rio de Janeiro, Brazil. Botafogo competes in the Campeonato Brasileiro Série A, the highest division in the Brazilian football league system. Botafogo boasts an unparalleled location, rich history, and millions of supporters and holds the record for the most Brazilian players assigned to the Brazilian National Team for World Cup Competition.
•Anticipated 80% ownership interest in Racing White Daring Molenbeek (“RWD Molenbeek”) based in Brussels, Belgium. RWD Molenbeek competes in the Belgium First Division B, the second-highest division in the Belgian football league system.
•Anticipated majority equity interest in Olympique Lyonnais.
•With this planned integrated portfolio of powerful teams and brands, Eagle will leverage the technology and media expertise of its leaders to disrupt the industry’s status quo and increase the value of its teams and loyal audiences.

On June 20, 2022, Eagle Football entered into exclusive negotiations to acquire a majority equity interest in Olympique Lyonnais which owns and manages Olympique Lyonnaise football club (the “OL Club”) and Groupama Stadium, and which would further cement Eagle Football as the premier multi-club football operator in the world. In connection therewith, Cannae provided a debt commitment letter to Mr. Textor pursuant to which Cannae committed to provide Mr. Textor with a credit facility of up to a maximum principal amount of €523,000,000 in connection with Eagle Football’s contemplated acquisition of equity interests in Olympique Lyonnais. Some or all of the credit facility may be converted into equity in Eagle Football on terms to be agreed. If the credit facility is funded, which is expected to occur at the closing of the Olympique Lyonnais transaction during the second half of 2022, Cannae expects to syndicate a substantial majority of its commitment to third-party investors and has received indications of interest to that effect.

The OL Club competes in Ligue 1, France's highest football division. The OL Club has won seven Ligue 1 titles since 2000 and in 2020 the OL Club reached the semi-finals of the UEFA Champions League, Europe's most prestigious club competition. Olympique Lyonnais is also a pioneer of the women's game, having founded its women's section in 2004 and played an active role in developing and promoting women's sport and in 2022, won the UEFA Woman’s Champions League title. The OL Club's men's and women's teams have won a combined 56 trophies. The OL Club’s new stadium, Groupama Stadium, opened in 2016 and serves as a multi-purpose venue, staging international sporting events as well as major concerts and shows.

There can be no guarantee that Eagle Football’s purchase of Olympique Lyonnais will be consummated or that any amounts under the credit facility will be funded or syndicated.

The consummation of the investment in Eagle Football is conditional, non-binding and subject to negotiation, entry into definitive documentation and completion in all respects and carries uncertainty if terms cannot be successfully negotiated. There can be no assurances that any such transactions are entered into or consummated or that any investment into Eagle Football will be made.

About Cannae Holdings, Inc.
We primarily acquire interests in operating companies and are engaged in actively managing and operating a core group of those companies. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business and we have no preset time constraints dictating when we sell or dispose of our businesses. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), in which Cannae holds 88 Million shares or 20% interest. Cannae’s second principal holding is Ceridian (NYSE: CDAY), in which Cannae owns 8 Million shares representing 5% interest. Cannae holds 60 Million shares, or 8% of Paysafe (NYSE: PSFE), as well as 8.1 Million Paysafe warrants and units. Cannae also holds 52.5 Million shares, or 10%, of Alight, Inc. (NYSE: ALIT), and 27 Million shares, or 24%, of System1, Inc. (NYSE: SST). Cannae’s other principal holdings include Sightline Payments, of which Cannae owns 33%.

About Eagle Football Holdings LLC
Eagle Football Holdings LLC is a Delaware holding company, formed and managed by Mr. John Textor, as the holding company of the interests of Mr. Textor and Mr. Jamie Salter in top-tier football clubs around the world. Current pro forma holdings of Eagle Football Holdings include a 40% ownership interest in Crystal Palace Football Club (London, England), which plays in the English Premier League, the top division of English professional football, a 90% ownership interest in Botafogo de Futebol e Regatas (Rio de Janeiro, Brazil), which plays in the Campeonato Brasileiro Série A, the top division of Brazilian professional football, and a 80% ownership interest in Racing White Daring Molenbeek (Brussels, Belgium), which plays in the Belgium Division 1B Pro League, the second division of Belgian professional football.

Forward-Looking Statements and Risk Factors
This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; risks and uncertainties related to the success of our externalization.
This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

Contacts
Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com
Source: Cannae Holdings, Inc.